UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Resignation of Chief Executive Officer

On February 3, 2016, Osiris Therapeutics, Inc. (the “Company”) announced the resignation of Dr. Lode Debrabandere as Chief Executive Officer and as a director of the Company, effective immediately. Dr. Debrabandere resigned for personal reasons and not as a result of any disagreement with the Company and is expected to stay with the Company as an employee through February 16, 2016 to assist with the transition.  The terms of Dr. Debrabandere’s resignation are being finalized and will be disclosed when available in a subsequent filing.

(c)           Appointment of Interim Chief Executive Officer and Chief Operating Officer

On February 3, 2016, the Company announced that the Board of Directors (“the Board”) of the Company appointed Dwayne Montgomery, its current Chief Business Officer, age 48, to serve as Interim Chief Executive Officer  effective immediately, and is expected to serve until the Board completes its search process for a successor CEO, which will include both internal and external candidates.  Mr. Montgomery brings over 20 years of commercial and business development experience.  Prior to joining Osiris, Mr. Montgomery served as a commercial executive for venture-backed organizations in the trauma and spine markets.  He held progressing roles of executive responsibility at Smith & Nephew, Inc., serving as Vice President and General Manager for the Orthopaedic Global Trauma Business.  He also held the role of Vice President Sales and Marketing for the Clinical Therapies Global Business, a division that eventually became Bioventus, Inc.

The Company also announced the promotion of Frank Czworka, its current Vice President and General Manager of Wound Care, age 47, to serve as Chief Operating Officer, effective immediately. Mr. Czworka has a proven track record of commercializing complex biologics.  During his time at Medimmune, he held multiple commercial roles of increasing responsibility, including the National Vice President of Sales, leading the large Medimmune sales force.  At Osiris, he has led the commercial build out of the Wound Care team, which includes over 150 professionals.  As Chief Operating Officer, he will expand his commercial responsibilities to include Orthopaedics and Sports Medicine. Pursuant to Item 404(a) of Regulation S-K, we disclose a related party transaction with BioForceRX LLC.  The owner of BioForceRX LLC is Kathleen Czworka, the spouse of Mr. Czworka.  BioForceRX LLC is a professional recruiting and consulting firm that the Company paid approximately $129,500 in 2015 for various recruiting services, primarily involving our sales force.

A copy of the press release issued by the Company to announce the resignation of Dr. Debrabandere, the appointments of Mr. Montgomery as the Interim Chief Executive Officer and Mr. Czworka as Chief Operating Officer is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ GREGORY I. LAW
Gregory I. Law Chief Financial Officer

Date: February 3, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 3, 2016

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